CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated November 11, 1997 and November 24, 1997, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of the Stein Roe Advisor Trust, (comprising the Stein Roe Advisor Balanced Fund, Stein Roe Advisor Growth & Income Fund, Stein Roe Advisor Growth Stock Fund, Stein Roe Advisor Special Fund, Stein Roe Advisor Special Venture Fund, Stein Roe Advisor International Fund and Stein Roe Advisor Young Investor Fund).

                                    ARTHUR ANDERSEN LLP


Chicago, Illinois
October 23, 1998

                CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated August 14, 1998 with respect to Stein Roe Advisor High-Yield Municipals Fund, SR&F High-Yield Municipals Portfolio, Stein Roe Advisor Intermediate Bond Fund, SR&F Intermediate Bond Portfolio, Stein Roe Advisor Income Fund and SR&F Income Portfolio in the Registration Statement (Form N-1A) and related Statement of Additional Information of Stein Roe Advisor Trust, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-17255) and in this Amendment No. 10 to the Registration Statement under the Investment Company Act of l940 (Registration No. 811-07955).


                                       ERNST & YOUNG LLP

Chicago, Illinois
October 21, 1998